UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2016

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike

South Glastonbury, CT 06073

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (860) 430-1520

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2016, we filed a certificate of amendment ("Certificate of Amendment") to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock, $0.0001 par value per share ("Common Stock") at a rate of 1-for-13 (the "Reverse Stock Split") with the Secretary of State of the State of Delaware. As permitted under Delaware law, we specified in the Certificate of Amendment that the Reverse Stock Split would take effect on February 16, 2016 (the "Effective Date").

As previously reported, on May 26, 2015, our board of directors ("Board") had authorized us to effect a reverse stock split at a ratio of not less than 1-for-5 and not more than 1-for-15, the exact ratio to be determined by the Board in its sole discretion based upon the market price of our Common Stock on the date of such determination, and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion, it being understood that the sole purpose of such reverse stock split was to attempt to obtain a listing on the Nasdaq Capital Market. As also previously reported, at a special meeting of our stockholders held on August 11, 2015, our stockholders approved a proposal to give our Board discretion to effect the reverse stock split at a ratio of not less than 1-for-5 and not more than 1-for-15. On January 18, 2016, our Board established a ratio for the Reverse Stock Split of 1-for-13, and authorized us to file the Certificate of Amendment to implement the Reverse Stock Split, to be effective as of the Effective Date.

Upon effectiveness of the Reverse Stock Split, every 13 outstanding shares of our Common Stock ("Old Common Stock") were, without any further action by us, or any holder thereof, combined into and automatically became 1 share of our Common Stock ("New Common Stock"). Each holder of a certificate or certificates immediately prior to the Effective Date representing outstanding shares of Old Common Stock is now entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock have been reclassified. Any fractional shares have been rounded up to one whole common share. All shares of Common Stock eliminated as a result of the Reverse Stock Split have been cancelled such that they have been returned to our authorized and unissued capital stock, and our capital has been reduced by an amount equal to the par value of the Old Common Stock so retired.

Prior to the filing of the Certificate of Amendment, we had an authorized capital of 310,000,000 shares of capital stock consisting of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share ("Preferred Stock"). Prior to the filing of the Certificate of Amendment, we had (a) 31,720,247 shares of Common Stock issued and outstanding and (b) 268,279,753 authorized and unissued shares of Common Stock. As a result of the filing of the Certificate of Amendment, and effectiveness of the Reverse Stock Split, the 31,720,247 shares of Common Stock issued and outstanding became 2,440,019 shares of Common Stock, $0.0001 par value per share, and the 268,279,753 authorized and unissued shares of Common Stock became 297,559,981 shares of Common Stock, $0.0001 par value per share. The Reverse Stock Split did not change our current authorized number of shares of Common Stock. Of the 10,000,000 shares of our Preferred Stock authorized, none of the shares of Preferred Stock are issued and outstanding. The Reverse Stock Split had no effect on authorized Preferred Stock.

Except for de minimus adjustments that resulted from the treatment of fractional shares, the Reverse Stock Split did not have any dilutive effect on our stockholders since each stockholder holds the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

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As a result of the Reverse Stock Split, the number of shares of our Common Stock that may be purchased upon exercise of outstanding warrants, options, or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, have also be ratably adjusted in accordance with their terms.

The Certificate of Amendment is filed as Exhibits 3.1 hereto, and incorporated herein by reference.

Item 8.01. Other Events.

On February 10, 2016, the Financial Industry Regulatory Authority notified us that the Reverse Stock Split would take effect in the over-the-counter market at the start of business on February 17, 2016. At the open of trading on February 17, 2016, our trading symbol will change from "CURM" to "CURMD." The "D" will be removed 20 business days after the split becomes effective in the market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: February 16, 2016	By:	/s/ Thomas Brophy
	Name:	Thomas Brophy
	Title:	Chief Executive Officer

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